[letterhead of Swidler Berlin Shereff Friedman, LLP]

                                                                   July 20, 2001

TTR Technologies, Inc.
2 Hanagar Street
Kfar Saba, Israel 44425

Ladies and Gentlemen:

            On the date hereof, TTR Technologies, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1993, as amended, on Form S-3, post effective amendment no. 1 on Form S-3 to registration statement on Form S-1 (Registration No. 333-32662) and post effective amendment no. 2 on Form S-3 to registration statement on Form SB-2 (Registration No. 333-85085) (collectively, the "Registration Statement") which relates to the sale by certain securityholders of the Company of 5,916,799 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), including 950,000 shares (the "Shares") issuable upon the exercise of outstanding warrants to purchase Common Stock (the "Warrants"). This opinion is an exhibit to the Registration Statement.

            We have acted as special counsel to the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the Company's By-Laws, as presently in effect; and (iii) the Company's minutes and other instruments evidencing actions taken by its directors and stockholders.

            In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

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TTR Technologies, Inc.
July 20, 2001
Page 2


            This opinion does not relate to the sale of either 4,877,237 shares of Common Stock also covered by the Registration Statement, the legality of the issuance of which was passed upon by the law firm of Wolf, Block, Schorr and Solis-Cohen LLP ("WBSS") as set forth in the letter from WBSS to the Company dated March 15, 2000 which was filed as Exhibit 5.1 to the Company's Registration Statement on Form S-1 on March 16, 2000 or 89,562 shares of Common Stock also covered by the Registration Statement, the legality of the issuance of which was passed upon by the law firm of Golenbock, Eiseman, Assor and Bell ("GEAB") as set forth in the letter from GEAB to the Company dated October 4, 1999 which was filed as Exhibit 5.1 to the Company's Registration Statement on Form SB-2 on October 4, 1999.

            We note that we express no opinion on the laws of any jurisdiction other than the laws of the State of New York, the federal laws of the United States and, to the extent set forth in the succeeding sentence, the laws of the State of Delaware. Insofar as the opinions set forth below relate to the laws of the State of Delaware, we have relied solely upon our reading of standard compilations of the Delaware General Corporation Law, as presently in effect.

            Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the Warrants relating thereto, will be legally and validly issued, fully paid and non-assessable.

            We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

TTR Technologies, Inc.
July 20, 2001
Page 3


            This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                                   Very truly yours,


                                           SWIDLER BERLIN SHEREFF FRIEDMAN, LLP